UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or organization)	20-8987239 (I.R.S. Employer Identification No.)

301 West Warner Road, Suite 132, Tempe, AZ 85284
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock $0.001 par value per share	The NASDAQ Stock Market LLC
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):
333-144110
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
Signature

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     The information contained in “Information About Renegy — Description of Renegy’s Capital Stock” in the Registrant’s Registration Statement on Form S-4, as amended (Commission File No. 333-144110), filed with the Securities and Exchange Commission, including any prospectus relating thereto subsequently filed pursuant to 424(b) of the Securities Act of 1933, as amended, is hereby incorporated by reference.
Item 2. Exhibits
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 28, 2007	RENEGY HOLDINGS, INC.

	By:	/s/ Robert W. Zack
		Name:	Robert W. Zack
		Title:	President, Chief Executive Officer and Chief Financial Officer